Exhibit 99.02

FIRST AMENDMENT

TO THE

CARDINAL HEALTH 401(K) SAVINGS PLAN

(As amended and restated effective January 1, 2006)

Background Information

A. Cardinal Health, Inc. (“Cardinal Health”) previously adopted and currently maintains the Cardinal Health 401(k) Savings Plan (the “Plan”), for the benefit of employees of Cardinal Health and its subsidiaries and affiliates.

B. Section 12.02 of the Plan permits the amendment of the Plan at any time.

C. The Cardinal Health, Inc. Financial Benefit Plans Committee (the “Committee”) is authorized to approve the amendment of the Plan and documents related to the Plan’s administration.

D. The Committee desires to amend the Plan to reflect the cessation of participation in the Plan as of April 10, 2007 of participants who were employees of the domestic entities of the Pharmaceutical Technologies and Services business segment divested from Cardinal Health as provided in the Purchase and Sale Agreement by and between Cardinal Health and Phoenix Charter LLC, dated January 25, 2007.

E. The Committee also desires to amend the Plan to provide for the direct rollover of account balances of employees of divested entities, including direct in-kind rollover of plan loans, to a tax-qualified defined contribution plan accepting such rollovers of account balances and in-kind loans.

Amendment of the Cardinal Health 401(k) Savings Plan

The Plan is hereby amended as set forth below effective April 10, 2007, unless some other effective date is specified herein.

1. A new paragraph is hereby added to the end of the recitations regarding the Plan on page one of the Plan document reading as follows:

Effective April 10, 2007, the domestic entities of the Pharmaceutical Technologies and Services business segment (“PTS”) were sold by Cardinal Health as provided in the Purchase and Sale Agreement by and between Cardinal Health and Phoenix Charter LLC dated January 25, 2007 and ceased to be Related Employers that maintain the Plan. Plan participants who were employees of PTS (“Divested PTS Participants”) accordingly ceased active participation in the Plan as of that date and became Former Participants entitled to a distribution from the Plan.

2. Section 1.16 of the Plan, the definition of “Employer(s),” is hereby amended to read in its entirety as follows:

Section 1.16 Employer(s). The Company and any Related Employer during the period such other employer is a Related Employer to the Company. A Related Employer shall become a participating Employer in the Plan effective as of the date such Employer became a Related

Employer, except as otherwise provided on the attached Schedule I, identifying the effective dates of Plan participation for entities that became Related Employers on a date prior to the date the Employees of such entities began participation in the Plan. A Related Employer shall cease to be an Employer on the date such entity ceases to qualify as a Related Employer to the Company, unless the Related Employer continues to maintain the Plan with the consent of the Company. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by the Administrative Committee for the Plan in accordance with its procedures under Section 9.03 hereof.

3. Section 1.39 I of the Plan, the definition of “Severance from Employment,” is hereby amended by adding the following as a new second sentence:

In addition, a Severance from Employment shall be deemed to occur with respect to the Employees of a Related Employer effective as of the date such Related Employer ceases to qualify as a Related Employer to the Company, unless such employer continues to maintain the Plan with the consent of the Company.

4. Section 6.05 of the Plan, relating to Direct Rollover and Withholding Rules, is hereby amended by adding a new subsection C. to the end of such Section reading as follows:

C. In Kind Rollovers of Loans. If a Participant has a Severance from Employment as a result of a divestiture of his Employer from the Company and the Participant’s Employer no longer maintains the Plan, the Participant shall be eligible to elect a distribution of his Nonforfeitable Account Balance. Provided that such Participant elects to make a direct rollover of the full amount of his Nonforfeitable Account Balance to another tax-qualified retirement plan that permits participant loans, any outstanding loans of the Participant may be rolled over in kind to any other tax-qualified retirement plan that will accept such rollover of loans in kind.

5. Schedule I of the Plan is hereby amended in accordance with the attached Schedule I, which supersedes and replaces the existing Schedule I.

6. All other provisions of the Plan shall remain in full force and effect.

CARDINAL HEALTH, INC.

BY:	/s/ Sue Nelson
ITS:	Sr. VP, Total Rewards
DATE:	4/6/07

SCHEDULE I

Effective Date of Participation

The following Related Employers became participating employers under the Plan effective as of the date set forth below rather than the date they became Related Employers:

Abilene Nuclear, LLC

(Effective July 1, 2004)

Cardinal Health 303, Inc.

(f/k/a ALARIS Medical Systems, Inc.)

(Effective January 1, 2005)

Cardinal Health 200, Inc.

(f/k/a Allegiance Healthcare Corporation)

(Effective January 1, 2001)

American Threshold Industries, Inc.

(Effective July 1, 2001)

Assisted Care Partners, Inc.

(Effective May 1, 1994)

Beckloff Associates, LLC

(Effective July 1, 2004)

Behrens, Inc.

(Effective July 1, 1995)

Cardinal Health 100, Inc.

(f/k/a Bindley Western Industries, Inc.)

(Effective January 1, 2003)

Cardinal Health 401, Inc.

(f/k/a Boron, LePore & Associates, Inc.)

(Effective January 1, 2003)

Cardinal Florida, Inc.

(Effective October 1, 1992)

Cardinal LDS, Inc., d/b/a Leader Drug Stores, Inc.

(Effective January 1, 1992)

Cardinal Mississippi, Inc.

(Effective October 1, 1992)

Cardinal West, Inc.

(Effective October 27, 1992)

Cardinal Health 412, Inc.

(f/k/a/ Central Pharmacy Services, Inc.)

(Effective July 1, 2002)

Chapman Drug Company

(Effective January 1, 1992)

Comprehensive Reimbursement Consultants, Inc.

(Effective December 1, 1998)

Griffin Capital

(Effective February 11, 1997)

Cardinal Health 2, Inc.

(f/k/a The Griffin Group, Inc.)

(Effective February 11, 1997)

Humiston-Keeling, Inc.

(Effective July 1, 1996)

Cardinal Health 404, Inc.

(f/k/a International Processing Corporation)

(Effective July 1, 2001)

Cardinal Health 405, Inc.

(f/k/a Magellan Pharmaceutical Development, Inc.)

(Effective January 1, 2003)

Medical Strategies, Inc.

(Effective July 1, 1994)

Medicap Pharmacies Incorporated

(Effective July 1, 2004)

Medicine Shoppe International, Inc.

(Generally effective August 1, 1997)

Employees of Pharmacy Operations, Inc. – Florida

(Effective August 24, 1999)

Employees of Pharmacy Operations, Inc. – Washington

Effective December 25, 1999)

Cardinal Health 300, Inc.

(f/k/a MediQual Systems, Inc.)

(Effective October 1, 1998)

Cardinal Health 107, Inc.

(f/k/a National PharmPak Services, Inc.)

(Effective January 1, 1992)

Cardinal Health 108, Inc.

(f/k/a National Specialty Services, Inc.)

(Effective January 1, 1992)

Nexus Healthcare, Inc.

(Effective May 1, 1994)

Ohio Valley - Clarksburg, Inc.

(Effective July 1, 1990)

Cardinal Health 109, Inc.

(f/k/a Owen Healthcare, Inc.)

(Effective July 1, 1998)

PRN Services, Inc.

(Effective April 1, 1994)

Cardinal Health 406, LLC

(f/k/a Packaging Coordinators, Inc.)

(Generally effective July 1, 1998)

Acquired employees of TriMaras Printing Co.

(Effective May 1, 2000)

PhR Staffing, Inc.

(Effective July 1, 2002)

Pharmaceutical & Diagnostics, Inc.

(Effective July 1, 2004)

Cardinal Health 301, LLC

(f/k/a Pyxis Corporation)

(Generally effective July 1, 1998)

Acquired employees of HelpMate

(Effective December 30, 1999)

Cardinal Health 409, Inc.

(f/k/a R. P. Scherer Corporation)

(Effective September 1, 1999)

Ransdell Surgical, Inc.

(Effective January 1, 2001)

Renlar Systems, Inc.

(Effective January 1, 1996)

Snowden Pencer, Inc.

(Effective July 1, 2004)

Solomons Company

(Effective January 1, 1994)

Cardinal Health 414, Inc.

(f/k/a Syncor International Corporation)

(Effective July 1, 2003)

West Texas Nuclear Pharmacy Partners

(Effective July 1, 2004)

Cardinal Health 110, Inc.

(f/k/a Whitmire Distribution Corporation)

(Effective January 1, 1995)